Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Summary of Transaction

On September 2, 2025, PharmaCyte Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Q/C Technologies, Inc. (“QC”), pursuant to which it agreed to purchase from QC in a private placement (i) shares of QC’s newly designated Series H convertible preferred stock (the “QC Preferred Shares”), convertible into 600,000 shares of QC’s common stock, par value $0.001 per share (the “QC Common Shares”), and (ii) warrants to purchase up to 600,000 QC Common Shares (the “QC Warrants”) that expire five years from the date that QC’s stockholders approve the issuance of more than 19.99% of QC’s outstanding shares of QC Common Stock in accordance with Nasdaq listing standards (the “Stockholder Approval”), for an aggregate purchase price of $3,000,000 (the purchase of the QC Preferred Shares and the QC Warrants, the “Transaction”). The closing of the Transaction occurred on September 4, 2025, subject to the satisfaction of customary closing conditions (the “Closing”).

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the Purchase Agreement, the Company has the right to participate in future sales of QC’s equity and equity-linked securities until the later of (x) the date the QC Preferred Shares are no longer outstanding and (y) the Maturity Date of the QC Preferred Shares (as defined in the Certificate of Designations (as defined below)).

The QC Preferred Shares

The terms of the QC Preferred Shares are as set forth in the Certificate of Designations of Series H Convertible Preferred Stock (the “Certificate of Designations”), which QC filed with the Secretary of State for the State of Delaware on September 4, 2025. Following the receipt of Stockholder Approval, the QC Preferred Shares will be convertible into QC Common Shares (the “QC Conversion Shares”) at the election of the Company at any time at an initial conversion price of $5.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of QC Common Shares, or securities convertible, exercisable or exchangeable for QC Common Shares, at a price below the then-applicable Conversion Price (subject to certain exceptions).

Pursuant to the Certificate of Designations, the Company is entitled to dividends of 7.0% per annum, compounded monthly, which is payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the QC Preferred Shares will accrue dividends at the rate of 15% per annum. Upon conversion, the Company is also entitled to receive a dividend make-whole payment. The Company is entitled to vote with holders of the QC Common Shares on an as-converted basis, with the number of votes to which the Company is initially entitled to be calculated assuming a conversion price of $5.00 per share (and in no event less than $4.83 per share). QC’s ability to settle conversions and make dividend make-whole payments by issuing QC Common Shares is subject to certain limitations set forth in the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure by QC to file and maintain an effective registration statement covering the sale of the securities registrable pursuant to the Registration Rights Agreement (as defined below) and the failure by QC to pay any amounts to the Company when due. In connection with a Triggering Event, the Company will be able to require QC to redeem in cash any or all of its QC Preferred Shares at a premium set forth in the Certificate of Designations.

QC is subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, restricted payments and investment transactions, redemptions and cash dividends, the transfer of assets, and cash minimum, among other matters.

The QC Warrants

The QC Warrants are exercisable for QC Common Shares (the “QC Warrant Shares”) upon receipt of Stockholder Approval at an exercise price of $5.00 per share (the “Exercise Price”) and expire five years from the date of Stockholder Approval. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of QC Common Stock, or securities convertible, exercisable or exchangeable for QC Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions).

1

Pro Forma Condensed Consolidated Financial Information

The Transaction constitutes a significant investment by the Company. The accompanying unaudited pro forma consolidated balance sheet as of July 31, 2025 is presented as if the Transaction had occurred as of July 31, 2025. The unaudited pro forma consolidated statements of operations for the year ended April 30, 2025 and for the three months ended July 31, 2025 reflect the Company’s results as if the Transaction had occurred as of May 1, 2024 and May 1, 2025, respectively.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated and may not be useful in predicting the impact of the Transaction on the future financial condition and results of operations of the Company due to a variety of factors.

2

PHARMACYTE BIOTECH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JULY 31, 2025

	July 31, 2025 (Unaudited)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,178,305	$(3,000,000)	(a)	$10,178,305
Marketable equity securities	261,853	–		261,853
Warrant asset – TNF - current	820,000	–		820,000
Convertible Note receivable – Femasys - current	4,608,000	–		4,608,000
Prepaid expenses and other current assets	238,180	–		238,180
Total current assets	19,106,338	(3,000,000)		16,106,338

Other assets:
Intangible asset	1,549,427	–		1,549,427
Investment in preferred stock – TNF	19,635,000	3,483,000	(a)	23,118,000
Warrant asset – TNF - non current	2,966,000	1,606,000	(a)	4,572,000
Warrant asset – Femasys	1,846,000	–		1,846,000
Other assets	7,688	–		7,688
Total other assets	26,004,115	5,089,000		31,093,115

Total assets	$45,110,453	$2,089,000		$47,199,453

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$465,209	$–		$465,209
Accrued expenses	595,656	–		595,656
Total current liabilities	1,060,865	–		1,060,865

Other liabilities:
Long-term portion of accrued expenses	–	–		–
Warrant liabilities	458,000	–		458,000
Total other liabilities	458,000	–		458,000

Total Liabilities	1,518,865	–		1,518,865

Commitments and Contingencies

Convertible Preferred Stock:
Series B convertible preferred stock: authorized 35,000 shares, $0.0001 par value and $1,000 face value, 0 shares issued and outstanding as of July 31, 2025	–	–		–
Stockholders' equity:
Preferred stock, authorized 10,000,000
Series A preferred stock: authorized 1 share, $0.0001 par value and 0 shares issued and outstanding as of July 31, 2025	–	–		–
Common stock: authorized 200,000,000 shares, $0.0001 par value; 21,672,095 shares issued and 6,795,779 shares outstanding as of July 31, 2025	2,167	–		2,167
Additional paid-in capital	181,550,139	–		181,550,139
Accumulated deficit	(93,329,056)	2,089,000	(a)	(91,240,056)
Treasury stock, at cost, 14,876,316 shares as of July 31, 2025	(44,607,916)	–		(44,607,916)
Accumulated other comprehensive loss	(23,746)	–		(23,746)
Total stockholders' equity	43,591,588	2,089,000		45,680,588

Total liabilities, Convertible Preferred Stock and Stockholders' Equity	$45,110,453	$2,089,000		$47,199,453

3

PHARMACYTE BIOTECH, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended April 30, 2025	Pro Forma Adjustments		Pro Forma
Revenue	$–	$–		$–

Operating expenses:
Research and development	438,416	–		438,416
General and administrative	3,939,446	–		3,939,446
Total operating expenses	4,377,862	–		4,377,862

Loss from operations	(4,377,862)	–		(4,377,862)

Other income (expense):
Interest income	1,415,561	–		1,415,561
Change in fair value of warrant liability	10,446,000	–		10,446,000
Change in fair value of derivative liability	2,184,000	–		2,184,000
Change in fair value of convertible note receivable – Femasys	941,000	–		941,000
Change in fair value of warrant asset – Femasys	(2,091,000)	–		(2,091,000)
Change in fair value of investment – TNF	5,063,950	–		5,063,950
Change in fair value of warrant assets - TNF	(2,367,684)	–		(2,367,684)
Gain on investment in preferred stock – TNF	21,395,734	2,089,000	(b)	23,484,734
Unrealized gain on marketable securities	66,316	–		66,316
Loss on legal settlement	(2,019,000)	–		(2,019,000)
Loss on long term asset	–	–		–
Other income (expense), net	(965)	–		(965)
Total other income (expense), net	35,033,912	2,089,000		37,122,912

Income tax benefit (expense)	–	–		–

Net income	30,656,050	2,089,000		32,745,050

Preferred stock dividends	(1,129,759)	–		(1,129,759)
Undistributed income to Series B convertible preferred stock	(2,970,780)	–		(2,970,780)
Preferred stock accretion	(3,193,404)	–		(3,193,404)

Net income (loss) attributable to common stockholders	$23,362,107	$2,089,000		$25,451,107

Basic and diluted income (loss) per share attributable to common stockholders	$3.19			$3.47

Weighted average shares outstanding basic and diluted	7,329,596			7,329,596

4

PHARMACYTE BIOTECH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended July 31, 2025	Pro Forma Adjustments		Pro Forma
Revenue	$–	$–		$–

Operating expenses:
Research and development	95,157	–		95,157
General and administrative	753,148	–		753,148
Total operating expenses	848,305	–		848,305

Loss from operations	(848,305)	–		(848,305)

Other income (expenses):
Interest income	217,793	–		217,793
Change in fair value of warrant liabilities	243,000	–		243,000
Change in fair value of derivative liability	–	–		–
Change in fair value of convertible note receivable - Femasys	912,000	–		912,000
Change in fair value of warrant asset - Femasys	(1,215,000)	–		(1,215,000)
Change in fair value of investment - TNF	(2,839,000)	–		(2,839,000)
Change in fair value of warrants - TNF	(4,832,000)	–		(4,832,000)
Gain on legal settlement - re-fair value of warrants	106,000	–		106,000
Gain on related party investment - TNF	–	2,089,000	(b)	2,089,000
Unrealized loss on marketable securities	(104,463)	–		(104,463)
Other expense	(121)	–		(121)
Total other income (loss), net	(7,511,791)	2,089,000		(5,422,791)

Net income	(8,360,096)	2,089,000		(6,271,096)

Preferred stock dividends	–	–		–
Preferred stock accretion	–	–		–

Net income (loss) attributable to common stockholders	$(8,360,096)	$2,089,000.00		$(6,271,096)

Basic and diluted income (loss) per share attributable to common stockholders	$(1.23)			$(0.92)

Weighted average shares outstanding basic and diluted	6,795,779			6,795,779

5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Adjustment reflects the effect of the Transaction on the Company's total assets and stockholders' equity. The adjustment to accumulated deficit reflects the estimated gain on the investment in QC equal to the amount by which the aggregate fair value of the QC Preferred Shares and QC Warrants exceeds the purchase price. The accounting for the gain on the investment in QC has not yet been finalized.

(b) Adjustment reflects the estimated gain on the investment in QC equal to the amount by which the aggregate fair value of the QC Preferred Shares and QC Warrants exceeds the purchase price. The accounting for the gain on the investment in QC has not yet been finalized.

6